EMPLOYMENT AND RETIREMENT AGREEMENT

BorgWarner Inc. (the "Company") and Ronald M. Ruzic ("Executive") enter into this Employment and Retirement Agreement (this "Agreement") on the 1st day of July, 2002.
W I T N E S S E T H:

     WHEREAS, Executive is employed by the Company as Executive Vice President, Group President and General Manager, Morse TEC and Turbo Systems.

     WHEREAS, Executive and the Company desire to enter into an agreement relating to Executive's Retirement.

     NOW, THEREFORE, in consideration of the covenants and mutual promises herein contained, it is agreed as follows:

1. Retirement Date. The Executive's Retirement Date shall be December 31, 2002. Until the Retirement Date, Executive shall continue as an employee of the Company. From July 1, 2002 to December 31, 2002, Executive shall assist the Company in transitioning his positions with the Company. At his Retirement Date, Executive shall resign his employment and all appointments he holds with the Company and its affiliates. Executive understands and agrees that his employment with the Company will conclude on the close of business on the Retirement Date.

2.   Salary.

(a) The Company agrees to continue to pay Executive, commencing on July 1, 2002 and ending on December 31, 2002, the gross amount of $60,000 in 6 equal monthly installments of $10,000 in accordance with the Company's normal payroll practices less all applicable withholding taxes and other customary payroll deductions.

     (b) In the event of the Executive's death prior to his Retirement Date, the Executive will be entitled to any amounts under any plans of the company in which the Executive participated, and any awards under the Executive Stock Plan referred to in Subparagraphs 6(b), shall be payable to beneficiary designated by the Executive under this Agreement and delivered to the Company or, if none, to his estate and, except to the extent benefits contemplated by this Agreement are provided by their terms to be paid to Executive's heirs and beneficiaries, the Company shall have no further obligations to Executive's beneficiaries under this Agreement.

     (c) Any payments under this agreement shall cease if the Executive becomes reemployed by the Company or any enterprise in which the Company owns a controlling interest, provided the Company owns such controlling interest at the time Executive commences such employment.

3. Receipt of Other Compensation. Executive acknowledges and agrees that, other than as specifically set forth in this Agreement, following the Retirement Date, he is not and will not be due any compensation, including, but not limited to, compensation for unpaid salary (except for amounts unpaid and owing for Executive's employment with the Company and its affiliates prior to the Retirement Date), unpaid bonus, severance and accrued or unused vacation time or vacation pay from the Company or any of its affiliates, and as of and after the Retirement Date, and except as provided herein, he will not be eligible to participate, except as a retired employee, in any of the compensation or benefit plans of the Company or any of its affiliates, including, without limitation, the Company's Retirement Savings Plan ("RSP"), Company's Retirement Savings Excess Benefit Plan ("Excess Benefit Plan"), stock purchase plan, travel accident insurance, personal accident insurance, accidental death and dismemberment insurance and short-term and long-term disability insurance. Executive will be entitled to receive benefits, which are vested and accrued prior to the Retirement Date, pursuant to the employee benefit plans of the Company. The Company shall promptly reimburse Executive for business expenses incurred in the ordinary course of Executive's employment on or before the Retirement Date, but not previously reimbursed, provided the Company's policies of documentation and approval are satisfied.

4.   MIP.

(a)  Executive shall receive a payment under the Management Incentive Bonus Plan
(MIP), for the 2002 calendar year under the parameters established for his bonus calculation.

     (b) The bonus payments provided for in this Paragraph 4 shall be in lieu of, not in addition to, all bonuses payable to the Executive. The bonus payment, if any, made by the Company shall be made in cash and shall be reduced by applicable withholding and other customary payroll deductions.

     (c) Executive shall not be entitled to participate in any annual bonus plan of the Company after his Retirement Date.

5. Excess Benefit Plan. The Executive shall receive a payment under the Excess Benefit Plan in accordance with the provisions of that plan.

6.   Stock Options and Executive Stock Plan.
     (a) Executive shall not be granted any and shall not be entitled to receive any new stock options after his Retirement Date. Executive's existing stock options are set forth on Schedule A attached to this Agreement. Any stock options not vested as of the Retirement Date will become vested on his Retirement Date and will be available for exercise in accordance with the provisions of the Stock Option Plan.
     (b) Subject to the determination of the Compensation Committee of the Company's Board of Directors (the "Committee"), Executive will be entitled to a distribution of his awards under the Company's Executive Stock Plan ("ESP") for years 2000-2002 and 2001-2003. The awards shall be calculated in a manner consistent with the methodology used to calculate awards generally for other similar situated participants in the ESP. The Company shall recommend to the Committee that Executive receive an award under the ESP.

7. Health Insurance Continuation and Retiree Medical Coverage. Beginning on the Retirement Date, Executive shall be eligible to elect COBRA continuation coverage under the group medical and dental plan available to corporate officers of the Company. If Executive elects COBRA continuation coverage, the Company will subsidize the premium for such continuation coverage, to the extent the Executive would otherwise be required to pay more for such coverage that a similarly situated active employee would be required to pay for comparable coverage. Executive may elect, to participate, in the Company's Retiree Medical Plan available to the Executive Benefit Group of the Company in accordance with the terms and conditions of the plan in effect from time to time ("Company Retiree Medical Plan"). As a substitute for the Company Retiree Medical Plan, the Executive shall have the option to elect coverage under the Retiree Medical Plan available to Retirees at the Ithaca Plant offered by Empire State Blue Cross/Blue Shield as long as that plan is offered. The Executive shall pay the same premium as other Retirees in that plan. If that plan is discontinued that Executive will have the option to participate in the Company Retiree Medical Plan. The premium charged Executive or his surviving spouse for such retiree medical coverage may be different from the premium charged an active employee of the Company for similar coverage.

8. Automobile. Following his Retirement Date, the Company will transfer to the Executive the title of the automobile provided to him by the Company a 1999 Jeep Grand Cherokee Limited Vehicle Identification Number 1J4GW68N3XC739348.

9. Consulting Services and Reimbursement of Expenses. Executive agrees to make available to Company, after his Retirement Date, at mutually agreeable times, Executive's services, experience and knowledge with respect to issues dealing with KKK AG at the direction of the Chief Executive Officer of the Company. Nothing contained in this Section 9 shall be deemed to create an employment relationship between the Company and Executive. In providing such services, Executive shall be an independent contractor and shall not have the authority to bind the Company with respect to any matter. The Company shall pay the Executive $2,000 a day for each day the Executive provides those services. The Company shall reimburse Executive for all out-of-pocket expenses reasonably and necessarily incurred in the performance of such consulting services, provided that such expenses are incurred at the request of the Company. Reimbursement shall be made against the submission by Executive of signed itemized expense reports in accordance with the travel and business expense reimbursement policies of the Company in effect from time to time. The Company's sole remedy for breach of this Section 9 shall be an action for specific performance. The Company may not set off any amounts due to Executive hereunder in the event Executive fails to render consulting services.

10. Non-Solicitation and Non-Competition. In consideration for receiving the payments and the other benefits provided herein, Executive agrees for a period of one year, that Executive:

(a) will not, without the prior written consent of Company, alone, or in association with others, solicit on behalf of Executive, or any other person, firm, corporation or entity, any employee of the Company, or any of its operating divisions, subsidiaries or affiliates, for employment with a Business which competes with the Company.

(b) will not, without the prior written consent of Company, directly or indirectly counsel, advise, perform services for, be employed by, or otherwise engage or participate in any Business which competes with the Company (regardless of whether Executive receives any compensation of any kind).

11. Confidentiality. At all times hereafter, Executive will maintain the confidentiality of all information in whatever form concerning the Company or any of its affiliates relating to its or their businesses, customers, finances, strategic or other plans, marketing, employees, trade practices, trade secrets, know-how or other matters which are not generally known outside the Company, and Executive will not, directly or indirectly, make any disclosure thereof to anyone, or make any use thereof, on his own behalf or on behalf of any third party, unless specifically requested by or agreed to in writing by an executive officer of the Company. Executive will promptly after the Retirement Date return to the Company all reports, files, memoranda, records, computer equipment and software, credit cards, cardkey passes, door and file keys, computer access codes or disks and instructional manuals, and other physical or personal property which he received or prepared or helped prepare in connection with his employment with the Company, its subsidiaries and affiliates, and Executive will not retain any copies, duplicates, reproductions or excerpts thereof.

12.  Non-Disparagement.

(a) At all times hereafter, Executive will not disparage or criticize, orally or in writing, the business, products, policies, decisions, directors, officers or employees of the Company or any of its operating divisions, subsidiaries or affiliates to any person.

(b) At all times hereafter, Company, its Officers, Directors, and Employees will not disparage or criticize, orally or in writing the Executive to any person.

13.  Breach of Agreement.

     (a) In the event of any dispute under this Agreement, the party who has the claim under this Agreement shall give the other party written notice, and except in the case of a breach of this Agreement which is not susceptible to being cured (such as the disclosure of confidential information), ten calendar days in which to cure.

     (b) In the event of a breach of this Agreement, including, but not limited to Paragraphs 10, 11, and 12 by Executive the Company shall have the right to immediately discontinue any remaining Payments and other obligations of the Company to Executive under this Agreement, but excluding any obligation to provide vested benefits under any qualified Company Defined Contribution plan.

     (c) If the Company pursues a claim for actual damages for a breach of Paragraphs 10, 11, and 12, by Executive, any award will first be offset by any monies remaining owed to the Executive under this Agreement, but excluding any obligation to provide vested benefits under any qualified Company Defined Contribution plan.

     (d) Executive and the Company acknowledge and agree that the Company will or would suffer irreparable injury in the event of a breach or violation or threatened breach or violation of the provisions set forth in Paragraphs 10, 11, or 12 and agree that in event of actual or threatened breach or violation of such provisions the Company shall be awarded injunctive relief in the federal or state courts located in Illinois to prohibit any such violation or breach or threatened violation or breach, without necessity of posting any bond or security and without first complying with the provisions of Paragraph 15, and such right to injunctive relief shall be in addition to any other right available under this Agreement.

14.  Release.

(a) Executive on behalf of herself, her heirs, executors, administrators and assigns, does hereby knowingly and voluntarily release, acquit and forever discharge the Company and any affiliates, legal representatives, successors, assigns and past, present and future directors, officers, employees, trustees and shareholders (collectively, the "Released Parties") from and against any and all charges, complaints, claims, cross-claims, third-party claims, counterclaims, contribution claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, foreseen or unforeseen, matured or unmatured, which, at any time up to and including the date thereof, exists, have existed, or may arise from any matter whatsoever occurring, including, but not limited to, any claims arising out of or in any way related to Executive's employment with the Company or its affiliates and the conclusion thereof, which Executive, or any of her heirs, executors, administrators and assigns and affiliates and agents ever had, now has or at any time hereafter may have, own or hold against any of the Released Parties. Executive acknowledges that in exchange for this release, the Company is providing Executive with a total consideration, financial or otherwise, which exceeds what Executive would have been given without the release. By executing this Agreement, Executive is waiving all claims against the Released Parties arising under federal, state and local labor and antidiscrimination laws and any other restriction on the right to terminate employment, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act of 1990, as amended, and the Illinois Human Rights Act, as amended. Executive represents and warrants that she has not filed or initiated any legal or equitable proceeding, or any proceeding involving a private right of action, against any of the Released Parties and that no such proceedings have been initiated against any of the Released Parties on his behalf. Executive will not cause or encourage any lawsuit or any action involving a private right to be maintained or instituted against any of the Released Parties, and she will not participate in any manner in any such proceedings against any of the Released Parties, except as required by law. Nothing herein shall release any party from any obligation under this Agreement.

     (b) EXECUTIVE SPECIFICALLY WAIVES AND RELEASES THE RELEASED PARTIES FROM ALL CLAIMS EXECUTIVE MAY HAVE AS OF THE DATE EXECUTIVE SIGNS THIS AGREEMENT REGARDING CLAIMS OR RIGHTS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, 29 U.S.C. S 621 ("ADEA"). EXECUTIVE FURTHER AGREES:
(A) THAT EXECUTIVE'S WAIVER OF RIGHTS UNDER THIS RELEASE IS KNOWING AND VOLUNTARY AND IN COMPLIANCE WITH THE OLDER WORKER'S BENEFIT PROTECTION ACT OF 1990; (B) THAT EXECUTIVE UNDERSTANDS THE TERMS OF THIS RELEASE; (C) THAT THE SALARY CONTINUATION PAYMENTS AND OTHER BENEFITS CALLED FOR IN THIS AGREEMENT WOULD NOT BE PROVIDED TO ANY EXECUTIVE TERMINATING HIS OR HER EMPLOYMENT WITH THE COMPANY WHO DID NOT SIGN A RELEASE SIMILAR TO THIS RELEASE, THAT SUCH PAYMENTS AND BENEFITS WOULD NOT HAVE BEEN PROVIDED HAD EXECUTIVE NOT SIGNED THIS RELEASE, AND THAT THE PAYMENTS AND BENEFITS ARE IN EXCHANGE FOR THE SIGNING OF THIS RELEASE; (D) THAT EXECUTIVE HAS BEEN ADVISED IN WRITING BY THE COMPANY TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE; (E) THAT THE COMPANY HAS GIVEN EXECUTIVE A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS RELEASE; (F) THAT EXECUTIVE REALIZES THAT FOLLOWING EXECUTIVE'S EXECUTION OF THIS RELEASE, EXECUTIVE HAS SEVEN (7) DAYS IN WHICH TO REVOKE THIS RELEASE BY WRITTEN NOTICE TO THE UNDERSIGNED, AND (G) THAT THIS ENTIRE AGREEMENT SHALL BE VOID AND OF NO FORCE AND EFFECT IF EXECUTIVE CHOOSES TO SO REVOKE, AND IF EXECUTIVE CHOOSES NOT TO SO REVOKE, THAT THIS AGREEMENT AND RELEASE THEN BECOME EFFECTIVE AND ENFORCEABLE.

     (c) To the maximum extent permitted by law, Executive covenants not to sue or to institute or cause to be instituted any action in any federal, state, or local agency or court against any of the Released Parties, including, but not limited to, any of the claims released in this Agreement. Notwithstanding the foregoing, nothing herein shall prevent Executive or any of the Released Parties from instituting any action required to enforce the terms of the Agreement and this Release. In addition, noting herein shall be construed to prevent Executive from enforcing any rights Executive may have under the Employee Retirement Income Security Act of 1974.

15.  Dispute Resolution.

     (a) In the event of any dispute between the parties (other than pursuant to Paragraph 13(d) above), the party who has the claim under this Agreement shall give the other party reasonable notice and, except in an emergency situation, a reasonable opportunity to cure. The party who has the claim agrees to promptly submit such dispute to binding arbitration. The arbitration hearing shall be completed within ninety (90) days of the first to occur of the notice referred to above or submission to arbitration if no such notice is given.

     (b) Such arbitration shall be conducted in accordance with this Agreement and, where not inconsistent, the appropriate commercial arbitration rules of the American Arbitration Association (the "AAA"), and shall be held in Chicago, Illinois, at such location within Chicago as shall be determined by the AAA. Each side shall name one arbitrator. The two arbitrators shall select a third arbitrator either by mutual agreement or from a list submitted by the AAA in accordance with AAA rules. The arbitrators shall permit reasonable discovery in accordance with Federal Rules of Civil Procedure and the local Rules of the U.S. District Court for the Northern District of Illinois. The arbitrators shall make written findings of fact and conclusions of law reflecting the appropriate substantive law. The decision of the arbitrators shall be rendered within 30 days of the close of the arbitration hearing and shall be final and binding.
The parties shall pay their own expenses of arbitration and legal fees, and the expenses of the arbitrators and the AAA shall be equally shared; providing, however, that if, in the opinion of the arbitrators, any claim under the Agreement or any defense in objection thereto was unreasonable, the arbitrator may assess, as part of their award, all or any party of the arbitration expenses (including reasonable attorneys' fees of the other party and arbitrators' fees under the standards and law applicable under Rules 11 and 27 of the Federal Rules of Civil Procedure) against the party raising such unreasonable claim, defense or objection.

     (c) In any arbitration proceeding pursuant to Paragraph 15(b) hereof, this Agreement shall be governed as to all matters, including validity, construction and performance, by the laws of the State of Illinois, except as superseded by the laws of the United States.

     (d) The parties agree that any attempt to avoid arbitration by instituting procedures in any other forum except as provided in Paragraph 13(d) will constitute a material breach of this Agreement and will cause irreparable harm to the other party, including, but not limited to disrupting business and incurring legal expenses, thereby requiring an immediate judicial order to return the cause to arbitration and terminate any other proceedings. Judicial orders to enforce the arbitration provisions of this Agreement and otherwise in aid of arbitration may be entered by the federal and state courts located in Cook County, Illinois, at any time prior to or after a final decision by the arbitrators, and the parties hereby submit to personal jurisdiction in the State of Illinois and to venue in such courts.

     16. Executive's Understanding. Executive acknowledges by signing this Agreement that Executive has read and understands this document, that Executive has conferred with or had opportunity to confer with Executive's attorney regarding the terms and meaning of this Agreement, that Executive has had sufficient time to consider the terms provided for in this Agreement, that no representatives or inducements have been made to Executive except as set forth in this Agreement, and that Executive has signed the same KNOWINGLY AND VOLUNTARILY.

     17. Non-Reliance. Executive represents to the Company and the Company represents to Executive that in executing this Agreement they do not rely and have not relied upon any representation or statement not set forth herein made by the other or by any of the other's agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

     18. Severability of Provisions. In the event that any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement are held to be excessively broad as to duration, scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

     19. Non-Admission of Liability. Executive agrees that neither this Agreement nor the performance by the parties hereunder constitutes an admission by any of the Released Parties of any violation of any federal, state, or local law, regulation, common law, breach of any contract, or any other wrongdoing of any type.

     20. Non-Assignability. The rights and benefits under this Agreement are personal to Executive and such rights and benefits shall not be subject to assignment, alienation or transfer, except to the extent such rights and benefits are lawfully available to the estate or beneficiaries of Executive upon death.

     21. Entire Agreement. This Agreement sets forth all the terms and conditions with respect to the compensation, remuneration of payments and benefits due Executive from the Company and supersedes and replaces any and all other agreements or understandings Executive may have had with respect thereto. It may not be modified or amended except in writing and signed by both Executive and an authorized representative of the Company.


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22.  Notice.  Any notice to be given hereunder shall be in writing and shall be deemed given when mailed by certified mail, return receipt requested, addressed as follows:

To Executive at:
221 Highgate Road
Ithaca, NY 14850

To the Company at:
BorgWarner Inc.
200 South Michigan
Chicago, Illinois 60604
Attention:  General Counsel


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


EXECUTIVE BORGWARNER INC.

          By:
          Ronald M. Ruzic
          221 Highgate Road
          Ithaca, NY 14850